                                                                 EXHIBIT 3.1



                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth  FEDERAL IDENTIFICATION

              ONE ASHBURTON PLACE, BOSTON, MASS: 02108  NO. 04-2675674
                                                            ----------

                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                   ----------

     We,                   Sheldon L. Dinkes                     , President and
                           Anthony J. Medaglia, Jr.              , Clerk of

                           Voicetek Corporation
--------------------------------------------------------------------------------
                           (Name of Corporation)

located at        19 Alpha Road, Chemlsford, MA  01824
           ---------------------------------------------------------------------

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on __________, 199__, by vote of

                        Common
--------- shares of ---------------- out of ------------ shares outstanding
                    (Class of Stock)

                        Preferred
--------- shares of ---------------- out of ------------ shares outstanding, and
                    (Class of Stock)

--------- shares of ---------------- out of ------------ shares outstanding.
                    (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1.       THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS:

              Voicetek Corporation

     2.       THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE AS FOLLOWS:

              See continuation sheets attached.




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     3.       THE TOTAL NUMBER OF SHARES AND THE PAR VALUE, IF ANY, OF EACH
              CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS
              FOLLOWS:

                  WITHOUT PAR VALUE                     WITH PAR VALUE
                  -----------------                     --------------
CLASS OF STOCK    NUMBER OF SHARES      NUMBER OF SHARES             PAR VALUE
--------------    ----------------      ----------------             ---------

PREFERRED               None                   1,000,000                 $ .01

COMMON                                        30,000,000                  $.01


    *4. IF MORE THAN ONE CLASS IS AUTHORIZED, A DESCRIPTION OF EACH OF THE DIFFERENT CLASSES OF STOCK WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH CLASS THEREOF AND ANY SERIES NOW ESTABLISHED:

              See continuation sheet attached.

    *5. THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

              None.

    *6. OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS:

              See continuation sheets attached.

* IF THERE ARE NO SUCH PROVISIONS, STATE "NONE".

                            Articles of Organization
                                       of
                              VOICETEK CORPORATION

                               Continuation Sheet
                               ------------------

Article 2 continued:

     The purposes of the Corporation shall be:

     To engage in the business of developing, marketing and supplying interactive communication systems; to make and enter into all kinds of contracts, agreements and obligations by or with any persons, firms, associations and corporations in furtherance of such activities, and, generally, to perform any and all acts connected therewith, or incidental thereto, and all acts proper or necessary for the purposes of this business.

     To carry on any business or other activity which may lawfully be carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws (the "Business Corporation Law"), whether or not related to those referred to in the foregoing paragraph, whether or not related or similar to the activities described in the preceding paragraph.

     To carry on any business, operation or activity through a wholly owned or partly owned subsidiary.

     To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, trustee, participant, member or stockholder of or in any form of partnership, joint venture, corporation, association, trust, limited liability company or other form of entity or with any individual, and, without limiting the generality of the foregoing, to be a limited and/or general partner of any partnership organized to carry on any business or activity of the type described herein.

     To have as additional purposes all powers granted and conferred by the laws of The Commonwealth of Massachusetts upon business corporations organized under the Business Corporation Law.

     In these provisions, the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers which this Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place in the world whatsoever.






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                               Continuation Sheet
                               ------------------

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

     Article 4.
     ----------

     A. AUTHORIZED SHARES. The aggregate number of shares which this Corporation shall have authority to issue is: 40,000,000 shares of common stock having no par value per share (the "Common Stock") and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Series Preferred Stock").

     B. SERIES PREFERRED STOCK. Shares of Series Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of the Series Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph D hereof, there is hereby expressly vested in the Board of Directors of the Corporation the authority to issue one or more series of the Series Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the Voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of, the Series Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of the Series Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law;

          (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Series Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative;

          (3) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of the Series Preferred Stock of such series or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine;

          (4) Whether or not the Series Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the Series Preferred Stock of such series may be redeemed;

          (5) The rights, if any, of the holders of the Series Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preferred Stock of such series; and

          (7) Subject to subparagraph 5 of Paragraph D hereof, whether such series of the Series Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of the Series Preferred Stock or all series of the Series Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of the Series Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

     C.   Common Stock.
          ------------

          (1) After the Corporation has complied with the requirements, if any, fixed in accordance with the provisions of Paragraph B hereof with respect to (a) dividends on series of the Series Preferred Stock (in accordance with the relative preferences among such series), and (b) the setting aside of sums as sinking funds or redemption or purchase accounts for series of the Series Preferred Stock (in accordance with the relative preferences among such series), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph B hereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends (either in cash, stock or otherwise) as may be declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor and the holders of the Series Preferred Stock shall not be entitled to participate in any such dividends.

          (2) After distribution in full of the preferential amount, if any, to be distributed to the holders of series of the Series Preferred Stock (in accordance with the relative preferences among such series) in the event of voluntary or involuntary liquidation,

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          distribution, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the shareholders.

     D.   Other Provisions.
          ----------------

          (1) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

          (2) The relative powers, preferences and rights of each series of the Series Preferred Stock in relation to the powers, preferences and rights of each other series of the Series Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B hereof. The consent, by class or series vote or otherwise, of the holders of such of the series of the Series Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of the Series Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of the Series Preferred Stock adopted pursuant to Paragraph B hereof, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be require for the issuance of any or all other series of the Series Preferred Stock.

          (3) Subject to the provisions of subparagraph 2 of this Paragraph D, shares of any series of the series Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (4) Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (5) The number of authorized shares of Common Stock and of the Series Preferred Stock, without a class or series vote, may be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

          (6) Notwithstanding any other provisions of these Articles of Organization or the by-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the by-laws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision.

     ARTICLE 6. Other lawful provisions for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the Corporation, or of its Directors or stockholders, or of any class of stockholders:

     No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association or firm in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the Corporation or to any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

     No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association or firm in which he is interested as a stockholder, Director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association or firm in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the Corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the Corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stock holdings.

     Meetings of the stockholders of the Corporation may be held at any place within the United States.

     Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the President.

     No action required or permitted to be taken at any annual or special meetings of the stockholders of the Corporation may be taken without a meeting, unless the unanimous consent of stockholders entitled to vote thereon is obtained. The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

     The Directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Amended and Restated Articles of Organization or the by-laws requires action by the stockholders.

     No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.

Classified Board of Directors

     (1)  The Directors of the Corporation shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class.
The election of directors at a Special Meeting of stockholders held on March   ,
1997 will determine the directors and their respective classes. Thereafter, Class I Directors will hold office for a term to expire at the first annual meeting of stockholders thereafter. Thereafter, Class II Directors will hold office for a term to expire at the second annual meeting of stockholders thereafter. Thereafter, Class III Directors will hold office for a term to expire at the third annual meeting of stockholders thereafter. After the March 10, 1997 Special Meeting of Stockholders, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

     (2) Notwithstanding any other provisions of these Articles of Organization or the by-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the by-laws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision.

Vote Required for Certain Business Combinations

     (A) In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in Paragraph (B) of this Provision:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other Corporation

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(whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as such term is hereinafter defined) of an Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) or any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of security interest, transfer or other disposition would be, an Affiliate of an Interested Stockholder, directly or indirectly, of substantially all of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Stockholder shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Organization or in any agreement with any national securities exchange or otherwise.

     (B) The provisions of Paragraph (A) of this Provision shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative votes required by law if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

          1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

               (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

          2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid in order to acquire any shares of-such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

               (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

               (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determination in accordance with subparagraphs 1 and 2 of this Paragraph (B) shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

          4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

               (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

               (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors;

               (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock at a price lower than that paid in the transaction in which it became an Interested Stockholder.

          5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) thirty (30) days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, sixty (60) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holder of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

     (C)  For the purposes of this Provision:

          1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of Paragraph (A) of this Provision.

          2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of Directors.

          3. "Person" shall mean any individual, firm, trust, partnership, association, Corporation or other entity.

          4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any person who was a stockholder of the Corporation on October 10, 1996) who or which:

               (a) is the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

     For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.

          5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of

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



shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

          6.   A person shall be a "beneficial owner" of any Voting Stock:

               (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

               (b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

               (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          7. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 27, 1989.

          8. "Subsidiary" shall mean any Corporation of which a majority of any class of equity security (as defined in Rule 12b-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 13,
1991) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          9. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

          11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

          12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty period immediately preceding the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether the requirements of Paragraph (B) of this Provision have been met and (5) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Provision.

     (E) Nothing contained in this Provision shall be construed to relieve an Interested Stockholder of any fiduciary obligation imposed by law.

     (F) Notwithstanding any other provisions of these Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

     Redemption of Shares

     In accordance with Section 6 of Chapter 110D of the General Laws of the Commonwealth of Massachusetts, the Corporation by action of its Board of Directors is authorized, at the option of the Corporation by such Board action but without requiring agreement of the person who has made a control share acquisition (as defined in said Chapter 110D), to redeem all but not less than all shares acquired in such a control share acquisition in accordance with and subject to the limitations contained in said Chapter 110D including Section 6 thereof.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles
2,3,4,6.
-------

     (*If there are no such amendments, state "None".)

                         Briefly describe amendments in space below:

     Article 2.     Article 2 has been amended to include additional purposes of
     ----------     the Corporation.

     Article 3.     Article 3 has been amended to add a new class of preferred
     ----------     stock.

     Article 4.     Article 4 has been added to set forth the preferences,
     ----------     voting powers, qualifications and special or relative rights of each class and series of authorized stock.

     Article 6.     Article 6 has been amended(i) to allow for otherwise lawful
     ----------     transactions between the Corporation and officers, directors and/or stockholders; (ii) to create a staggered Board of Directors and (iii) to address business combinations between the Corporation and interested stockholders.

     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this __ day of February in the year 1997.

         Sheldon L. Dinkes                                            President
         --------------------------------------------------------
         Anthony J. Medaglia                                          Clerk
         --------------------------------------------------------











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





                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                           I hereby approve the within
                   restated articles of organization and, the filing fee in the amount of _____ having been paid, said articles are deemed to have been filed with me this ____ day of February, 1997.


                                                  _____________________________
                                                  William Francis Galvin
                                                  Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

               TO:

                            Joseph Listengart, Esq.
                          HUTCHINS, WHEELER & DITTMAR
                           A Professional Corporation
                               101 Federal Street
                                Boston, MA 02110

                           Telephone: (617) 951-6600




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